Exhibit 4.1
COMMON STOCK COMMON STOCK GTL CUSIP 16115Q 30 8 INCORPORATED UNDER THE LAWS SEE REVERSE FOR CERTAIN DEFINITIONS OF THE STATE OF DELAWARE Chart Industries, Inc. THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF CHART INDUSTRIES, INC. transferable on the books of the Corporation by the holder of record hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: COUNTERSIGNED AND REGISTERED: NATIONAL CITY BANK PRESIDENT (CLEVELAND, OHIO)
TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE SECRETARY

The Corporation will furnish without charge to each stockholder who so requests a statement of the designations, powers, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent. Signature(s) Guaranteed: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.